(PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY)

EXHIBIT 10.95

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                THIS FIRST AMENDMENT to that certain Employment Agreement by and between CONSUMER PROGRAMS INCORPORATED (the “Corporation”) and THOMAS GALLAHUE (the “Executive”) dated as of November 15, 2002 (the “Employment Agreement”) is entered into as of this 10th day of September, 2004.

                WHEREAS, the Employment Agreement includes a Supplemental Retirement Benefits arrangement (the “SERP”) that provides for monthly payments to Executive or his beneficiaries for a period of two hundred forty (240) months in the event of death or retirement and for disability payments until death or disability if Executive’s employment terminates as a result of disability;

                WHEREAS, as a result of a Change of Control effective March 24, 2004, Executive is 100% vested in his SERP benefits;

                WHEREAS, the Corporation offered Executive an opportunity to receive a lump sum payment of his SERP benefits at a negotiated discount in exchange for a release from all future obligations to pay Executive SERP benefits;

                WHEREAS, the Corporation and Executive agreed upon a discount rate equal to 8.73%;

                NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the Corporation and Executive hereby agree to amend the Employment Agreement as follows:

                1.  In consideration of the Corporation’s payment to Executive of the gross amount of Three Hundred Twenty-two Thousand Five Hundred Dollars ($322,500.00), Subsections 5(g) relating to death benefits, 5(h) relating to disability benefits, 5(i) relating to supplemental retirement benefits and 5(j) relating to survivability of death and supplemental retirement benefits are hereby deleted. In addition, all references in the Employment Agreement to Subsections 5(g), (h), (i) and/or (j) shall also be deemed deleted and eliminated in their entirety. All definitions in the Employment Agreement that, as a result of the deletions and amendments set forth herein, define terms that no longer appear in the Employment Agreement are hereby deleted and eliminated in their entirety.

                2.  The second sentence of Subsection 6(a) shall be amended in its entirety to read as follows:

                                In the event of such termination, the Corporation shall pay to the Executive’s Beneficiary or, in the event of Permanent
                                Disability or attainment of age 65, the Executive or his or her legal representative all benefits and Base Salary accrued through the date of termination, including without limitation, amounts payable under Subsections 5 (c) and 5(d) hereof.

                3.   Except as otherwise defined herein, all capitalized terms used in this First Amendment shall have the respective meanings ascribed to them in the Employment Agreement.

                4.  In the event of any conflict between this First Amendment and any other provision of this Agreement, the provisions of this Amendment shall prevail.

1

5. As amended by this First Amendment, the terms of the Employment Agreement are hereby ratified and affirmed by the parties.

IN WITNESS WHEREOF, the parties have executive this First Amendment to

Employment Agreement as of the date first written above.

CONSUMER PROGRAMS INCORPORATED

By: /s/ Gary W. Douglass

_________________________________________

Gary W. Douglass

Its: Executive Vice President, Finance and Chief
Financial Officer and Member of the Office of the
Chief Executive

________________________________________

the “Corporation”

/s/ Thomas Gallahue

________________________________________
Thomas Gallahue (Executive)
2